-more- Oct. 27, 2026 ONEOK Announces Higher Third-Quarter 2026 Earnings and Increases 2026 Financial Guidance Record Permian Basin Volumes TULSA, Okla. - Oct. 27, 2026 - ONEOK, Inc. (NYSE: OKE) today announced higher third- quarter 2026 results and increased 2026 financial guidance. Unless otherwise noted, all results are compared with the same period in 2025. Higher Third-Quarter 2026 Results: • Net income of $1.38 billion • Net income attributable to ONEOK of $1.35 billion; $2.13 per diluted share • Adjusted EBITDA of $2.24 billion, up 6% Operational and Strategic Highlights: • 6% increase in NGL raw feed throughput volumes, including a 16% increase in the Gulf Coast/Permian region • 6% increase in refined products volumes shipped • 4% increase in Permian region natural gas volumes processed • Extinguished nearly $5.5 billion of debt principal in September 2026 • Completed $9 billion minority equity investment • Completed the acquisition of Brazos Midstream’s Permian Midland Basin assets • Credit ratings upgraded to BBB+ by S&P Global Ratings and Fitch Ratings 2026 Guidance Increase: • Net income increased to a midpoint of $4.18 billion • Net income attributable to ONEOK increased to a midpoint of $3.985 billion • Earnings per diluted share increased to a midpoint of $6.30 • Adjusted EBITDA increased to a midpoint of $8.55 billion “Higher Permian Basin volumes and the continued execution by our employees to integrate our systems contributed to ONEOK’s third-quarter results,” said Pierce H. Norton II, president and CEO. “Based on this performance and our outlook for the remainder of the year, we are once again raising our 2026 financial guidance, reflecting the momentum we continue to see across the business.” Exhibit 99.1

ONEOK Announces Higher Third-Quarter 2026 Earnings and Increases 2026 Financial Guidance

Oct. 27, 2026

Page 2

"As we look to 2027, we expect meaningful earnings growth from our Brazos Permian Midland Basin assets, recently completed and advancing growth projects and continued commercial optimization across our systems," added Norton. "ONEOK has the assets, financial strength and discipline to capture growing energy demand and deliver sustainable long-term value for investors."

2026 Guidance:

The increase in financial guidance reflects strong year-to-date business performance and volumes, and incorporates expected contributions from the recently completed Brazos Permian Midland acquisition of approximately $75 million, with approximately $50 million expected to be reflected in adjusted EBITDA net of transaction costs.

ONEOK increased 2026 net income guidance to a range of $4.09 billion to $4.27 billion. Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) guidance increased to a range of $8.5 billion to $8.6 billion.

Total 2026 capital expenditure guidance is expected to be approximately $3.5 billion. The update reflects enhanced growth opportunities and capital expenditures related to the Brazos Permian Midland acquisition.

THIRD-QUARTER 2026 FINANCIAL HIGHLIGHTS:

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,	
	2026	2025	2026	2025
	(Millions of dollars, except per share amounts)			
Net income (a) (b)	**$ 1,384**	$ 940	**$ 3,127**	$ 2,484
Net income attributable to ONEOK (a) (b)	**$ 1,350**	$ 939	**$ 3,090**	$ 2,416
Diluted earnings per common share (a) (b)	**$ 2.13**	$ 1.49	**$ 4.89**	$ 3.87
Adjusted EBITDA (c)	**$ 2,238**	$ 2,119	**$ 6,356**	$ 5,875
Operating income	**$ 1,568**	$ 1,558	**$ 4,589**	$ 4,209
Operating costs	**$ 861**	$ 738	**$ 2,430**	$ 2,196
Depreciation and amortization	**$ 395**	$ 378	**$ 1,160**	$ 1,126
Equity in net earnings from investments	**$ 103**	$ 92	**$ 295**	$ 281
Maintenance capital	**$ 162**	$ 162	**$ 391**	$ 362
Capital expenditures (includes maintenance)	**$ 937**	$ 804	**$ 2,414**	$ 2,182

(a) Amounts for the three and nine months ended Sept. 30, 2026, include a one-time noncash income tax benefit of $336 million, or $0.53 per diluted share, resulting from the ONEOK, Inc. reorganization related to the minority equity transaction. Net income includes $33 million, or $0.05 per diluted share, attributable to noncontrolling interests related to the minority equity investment.
(b) Amounts for the nine months ended Sept. 30, 2026, include a pretax noncash charge of $60 million related to the impairment of a joint-venture (JV) investment in the Refined Products and Crude segment.
(c) Amounts for the three and nine months ended Sept. 30, 2026, include a $53 million net benefit from the minority equity and Brazos Midland transactions, related primarily to corporate net gains on extinguishment of debt, offset by costs. The three and nine months ended Sept. 30, 2025, include corporate net gains on extinguishment of debt of $22 million and $58 million, respectively, related to open market repurchases. Adjusted EBITDA is a non-GAAP measure used in this release and is explained in greater detail in the Non-GAAP Financial Measures section.

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ONEOK Announces Higher Third-Quarter 2026 Earnings and Increases 2026 Financial Guidance Oct. 27, 2026 Page 3 -more- Third-Quarter 2026 Financial Performance: ONEOK reported third-quarter 2026 net income attributable to ONEOK of $1.35 billion and adjusted EBITDA of $2.24 billion. Results benefited from higher natural gas liquids (NGLs), refined products and natural gas volumes and higher optimization and marketing activity. Net income attributable to ONEOK includes a one-time noncash income tax benefit of $336 million resulting from the ONEOK, Inc. reorganization related to the minority equity transaction. In October 2026, ONEOK declared a quarterly dividend of $1.07 per share, or $4.28 per share annualized. BUSINESS SEGMENT RESULTS: Natural Gas Liquids Segment Three Months Ended Nine Months Ended Sept. 30, Sept. 30, Natural Gas Liquids Segment 2026 2025 2026 2025 (Millions of dollars) Adjusted EBITDA $ 718 $ 748 $ 2,083 $ 2,056 Capital expenditures $ 262 $ 218 $ 774 $ 524 The decrease in third-quarter 2026 adjusted EBITDA, compared with third quarter 2025, primarily reflects: • $27 million decrease in exchange services due primarily to: ◦ $45 million decrease from higher inventory of unfractionated NGLs. ◦ $5 million decrease primarily from narrower product price differentials. ◦ $28 million increase from higher volumes, primarily in the Gulf Coast/Permian region. • $27 million decrease from higher operating costs due primarily to $20 million of higher outside services and $7 million of higher employee-related costs associated with the growth of ONEOK’s operations. • $29 million increase in optimization and marketing due primarily to $14 million of higher earnings on sales of purity NGLs held in inventory and $11 million of wider commodity price differentials.

ONEOK Announces Higher Third-Quarter 2026 Earnings and Increases 2026 Financial Guidance Oct. 27, 2026 Page 4 -more- The increase in adjusted EBITDA for the nine-month 2026 period, compared with the same period last year, primarily reflects: • $82 million increase in optimization and marketing due primarily to $60 million of higher earnings on sales of purity NGLs held in inventory and $23 million of wider commodity price differentials. • $41 million decrease from higher operating costs due primarily to: ◦ $19 million decrease from higher employee-related costs. ◦ $14 million decrease from higher outside services. ◦ $8 million decrease from higher property taxes associated with the growth of ONEOK’s operations. • $14 million decrease in transportation and storage due primarily to higher costs and lower volumes. • $2 million decrease in exchange services due primarily to: ◦ $76 million decrease from lower average fee rates and narrower product price differentials in the Gulf Coast/Permian and Mid-Continent regions. ◦ $36 million decrease from higher inventory of unfractionated NGLs. ◦ $35 million decrease from higher transportation and fractionation costs and timing of operational gains and losses. ◦ $146 million increase from higher volumes across ONEOK’s system. Refined Products and Crude Segment Three Months Ended Nine Months Ended Sept. 30, Sept. 30, Refined Products and Crude Segment 2026 2025 2026 2025 (Millions of dollars) Adjusted EBITDA $ 685 $ 582 $ 1,804 $ 1,610 Capital expenditures $ 200 $ 214 $ 571 $ 539 The increase in third-quarter 2026 adjusted EBITDA, compared with third quarter 2025, primarily reflects: • $87 million increase in optimization and marketing due primarily to $67 million of higher liquids blending earnings and $20 million of higher crude marketing earnings. • $36 million increase in transportation and storage due primarily to: ◦ $35 million increase primarily related to favorable margin sharing components within certain crude contracts. ◦ $23 million increase primarily from higher refined products volumes. ◦ $17 million decrease related to the timing of operational gains and losses. • $18 million decrease from higher operating costs due primarily to: ◦ $20 million decrease from higher outside services related to the timing of projects.

ONEOK Announces Higher Third-Quarter 2026 Earnings and Increases 2026 Financial Guidance Oct. 27, 2026 Page 5 -more- ◦ $10 million decrease from higher employee-related costs associated with the growth of ONEOK’s operations. ◦ $7 million increase from lower property taxes due primarily to timing. The increase in adjusted EBITDA for the nine-month 2026 period, compared with the same period last year, primarily reflects: • $151 million increase in optimization and marketing due primarily to $102 million of higher crude marketing earnings and $49 million of higher liquids blending earnings. • $145 million increase in transportation and storage due primarily to $105 million primarily from higher refined products volumes and $42 million primarily related to favorable margin sharing components within certain crude contracts. • $69 million decrease from higher operating costs due primarily to $27 million of higher employee-related costs associated with the growth of ONEOK’s operations and $24 million of higher outside services related to the timing of projects. • $14 million decrease in adjusted EBITDA from unconsolidated affiliates due primarily to losses on Powder Springs Logistics, a 50%-owned joint venture. • $12 million decrease due primarily to the sale of environmental credits generated by ONEOK’s liquids blending business in 2025. Natural Gas Gathering and Processing Segment Three Months Ended Nine Months Ended Sept. 30, Sept. 30, Natural Gas Gathering and Processing Segment 2026 2025 2026 2025 (Millions of dollars) Adjusted EBITDA $ 563 $ 566 $ 1,576 $ 1,597 Capital expenditures $ 398 $ 302 $ 900 $ 884 The decrease in third-quarter 2026 adjusted EBITDA, compared with third quarter 2025, primarily reflects: • $19 million decrease from higher operating costs due primarily to $11 million of higher outside services related to the timing of projects and $7 million of higher employee-related costs associated with the growth of ONEOK’s operations. • $11 million increase from higher volumes due to increased production in all regions. • $6 million increase due primarily to higher realized condensate and natural gas prices, net of hedging, offset partially by lower realized NGL prices, net of hedging. The decrease in adjusted EBITDA for the nine-month 2026 period, compared with the same period last year, primarily reflects: • $37 million decrease due primarily to lower realized NGL and natural gas prices, net of hedging, offset partially by higher realized condensate prices, net of hedging.

ONEOK Announces Higher Third-Quarter 2026 Earnings and Increases 2026 Financial Guidance Oct. 27, 2026 Page 6 -more- • $27 million decrease from higher operating costs due primarily to $19 million of higher outside services related to the timing of projects and $11 million of higher employee-related costs associated with the growth of ONEOK’s operations. • $50 million increase from higher volumes due to increased production in all regions. Natural Gas Pipelines Segment Three Months Ended Nine Months Ended Sept. 30, Sept. 30, Natural Gas Pipelines Segment 2026 2025 2026 2025 (Millions of dollars) Adjusted EBITDA $ 231 $ 200 $ 867 $ 600 Capital expenditures $ 59 $ 55 $ 120 $ 169 The increase in third-quarter 2026 adjusted EBITDA, compared with third quarter 2025, primarily reflects: • $22 million increase in optimization and marketing activity due primarily to favorable price differentials between the Waha Hub and Katy, Texas, markets. • $18 million increase in transportation services due primarily to higher firm transportation revenue. • $4 million increase in adjusted EBITDA from unconsolidated affiliates due primarily to higher earnings on Northern Border Pipeline and Matterhorn Express Pipeline. • $10 million decrease from higher operating costs due primarily to the timing of projects and the growth of ONEOK’s operations. The increase in adjusted EBITDA for the nine-month 2026 period, compared with the same period last year, primarily reflects: • $191 million increase in optimization and marketing activity due primarily to favorable price differentials between the Waha Hub and Katy, Texas, markets. • $60 million increase in transportation services due primarily to higher firm transportation revenue. • $38 million increase in adjusted EBITDA from unconsolidated affiliates due primarily to higher earnings on Northern Border Pipeline and Matterhorn Express Pipeline. • $25 million decrease from higher operating costs due primarily to $12 million of higher employee-related costs associated with the growth of ONEOK’s operations and $9 million of higher outside services related to the timing of projects. EARNINGS CONFERENCE CALL AND WEBCAST: Members of ONEOK’s management team will participate in a conference call at 11 a.m. Eastern (10 a.m. Central) on Oct. 28, 2026. The call will also be webcast.

ONEOK Announces Higher Third-Quarter 2026 Earnings and Increases 2026 Financial Guidance Oct. 27, 2026 Page 7 -more- To participate in the conference call, dial 800-330-6710 and use confirmation code: 5105567, or log on to the webcast at www.oneok.com. If you are unable to participate in the conference call or the webcast, a recording will be available at www.oneok.com for one year. LINK TO EARNINGS TABLES AND PRESENTATION: https://ir.oneok.com/financial-information/financial-reports NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), a non-GAAP financial metric used to measure the company’s financial performance. Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, and other noncash items; and includes adjusted EBITDA from the company’s unconsolidated affiliates using the same recognition and measurement methods used to record equity in net earnings from investments. Adjusted EBITDA from unconsolidated affiliates is calculated consistently with the definition above and excludes items such as interest expense, depreciation and amortization, income taxes and other noncash items. Adjusted EBITDA is useful to investors because it and similar measures are used by many companies in the industry as a measure of financial performance and is commonly employed by financial analysts and others to evaluate ONEOK’s financial performance and to compare the company’s financial performance with the performance of other companies within the industry. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of net income to adjusted EBITDA is included in the tables available on ONEOK’s website. At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation, storage and marine export services. Through our approximately 60,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest integrated energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK, Inc. is an S&P 500 company headquartered in Tulsa, Oklahoma.

ONEOK Announces Higher Third-Quarter 2026 Earnings and Increases 2026 Financial Guidance Oct. 27, 2026 Page 8 -more- For information about ONEOK, visit www.oneok.com. For the latest news, visit the ONEOK newsroom or find us on LinkedIn, Facebook, X and Instagram. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “target,” “will,” “would,” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following: • the impact on drilling and production by factors beyond our control, including the demand for natural gas, NGLs, refined products and crude oil; producers’ desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints and/or shut downs on the pipelines that transport crude oil, natural gas, NGLs, and refined products from producing areas and our facilities; • the impact of unfavorable economic and market conditions, inflationary pressures, which may increase our capital expenditures and operating costs, raise the cost of capital or depress economic growth; • the economic or other impact of announced or future tariffs, including inflationary impacts; • the impact of the volatility of natural gas, NGL, refined products and crude oil prices on our earnings and cash flows, which is impacted by a variety of factors beyond our control, including international terrorism and conflicts and geopolitical instability (including instability in the Middle East and Venezuela); • the impact of reduced volatility in energy prices or new government regulations that could discourage our storage customers from holding positions in refined products, crude oil and natural gas; • our dependence on producers, gathering systems, refineries and pipelines owned and operated by others and the impact of any closures, interruptions or reduced activity levels at these facilities; • the impact of scrutiny and conflicting stakeholder expectations regarding ESG issues, including climate change, and risks associated with the physical and financial impacts of climate change; • risks associated with operational hazards and unforeseen interruptions at our operations; • the inability of insurance proceeds to cover all liabilities or incurred costs and losses, or lost earnings, resulting from a loss; • the risk of increased costs for insurance premiums or less favorable coverage; • demand for our services and products in the proximity of our facilities; • risks associated with our ability to hedge against commodity price risks or interest rate risks; • a breach of information security, including a cybersecurity attack, or failure of one or more key information technology or operational systems, and terrorist attacks, including cyber sabotage; • exposure to construction risk and supply risks if adequate natural gas, NGL, refined products and crude oil supply is unavailable upon completion of facilities; • the accuracy of estimates of hydrocarbon reserves, which could result in lower than anticipated volumes; • our lack of ownership over all of the land on which our property is located and certain of our facilities and equipment; • the impact of changes in estimation, type of commodity and other factors on our measurement adjustments; • excess capacity on our pipelines, processing, fractionation, terminal and storage assets; • risks associated with the period of time our assets have been in service; • our partial reliance on cash distributions from our unconsolidated affiliates on our operating cash flows; • our ability to cause our joint ventures to take or not take certain actions unless some or all of our joint-venture participants agree; • our reliance on others to construct and/or operate certain joint-venture assets and to provide other services; • our ability to use net operating losses and certain tax attributes; • increased regulation of exploration and production activities, including hydraulic fracturing, well setbacks and disposal of wastewater; • impacts of regulatory oversight and potential penalties on our business;

ONEOK Announces Higher Third-Quarter 2026 Earnings and Increases 2026 Financial Guidance Oct. 27, 2026 Page 9 -more- • risks associated with the rate regulation, challenges or changes, which may reduce the amount of cash we generate; • the impact of our gas liquids blending activities, which subject us to federal regulations that govern renewable fuel requirements in the U.S.; • incurrence of significant costs to comply with the regulation of greenhouse gas emissions; • the impact of federal and state laws and regulations relating to the protection of the environment, public health and safety on our operations, as well as increased litigation and activism challenging oil and gas development as well as changes to and/or increased penalties from the enforcement of laws, regulations and policies; • the impact of unforeseen changes in interest rates, debt and equity markets and other external factors over which we have no control; • actions by rating agencies concerning our credit; • our indebtedness and parent guarantee obligation could cause adverse consequences, including making us vulnerable to general adverse economic and industry conditions, limiting our ability to borrow additional funds and placing us at competitive disadvantages compared with our competitors that have less debt; • an event of default may require us to offer to repurchase certain of our senior notes or may impair our ability to access capital; • the right to receive payments on our outstanding debt securities is unsecured and effectively subordinated to any future secured indebtedness and any existing and future indebtedness of our subsidiaries; • use by a court of fraudulent conveyance to avoid or subordinate the parent guarantee of our indebtedness; • the risks associated with recent, pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions, including the Brazos Midland acquisition, and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • our ability to effectively manage our expanded operations following closing of recent and potential future acquisitions, including the Brazos Midland acquisition; • our ability to pay dividends, including common stock dividends and distributions on the Class B Units; • our exposure to the credit risk of our customers or counterparties; • a shortage of skilled labor; • misconduct or other improper activities engaged in by our employees; • the impact of potential impairment charges; • the impact of the changing cost of providing pension and health care benefits, including postretirement health care benefits, to eligible employees and qualified retirees; • our ability to maintain an effective system of internal controls; and • the risk factors listed in the reports we have filed and may file with the SEC. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Other than as required under securities laws, ONEOK undertakes no obligation to publicly update any forward- looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. Contacts: Investor Relations: Megan Patterson 918-561-5325 ONEOKInvestorRelations@oneok.com Media Relations: Alicia Keenom 918-861-3749 Media@oneok.com ###

ONEOK Announces Higher Third-Quarter 2026 Earnings and Increases 2026 Financial Guidance Oct. 27, 2026 Page 10 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME Three Months Ended Nine Months Ended Sept. 30, Sept. 30, (Unaudited) 2026 2025 2026 2025 (Millions of dollars, except per share amounts) Revenues Commodity sales $ 11,190 $ 7,416 $ 30,449 $ 21,054 Services and other 1,265 1,218 3,673 3,510 Total revenues 12,455 8,634 34,122 24,564 Cost of sales and fuel (exclusive of items shown separately below) 9,612 5,962 25,907 16,977 Operations and maintenance 767 639 2,116 1,912 Depreciation and amortization 395 378 1,160 1,126 General taxes 94 99 314 284 Transaction costs 15 10 26 74 Other operating expense (income), net 4 (12) 10 (18) Operating income 1,568 1,558 4,589 4,209 Equity in net earnings from investments 103 92 295 281 Impairment of equity investments — — (60) — Other income, net 102 37 109 78 Interest expense (net of capitalized interest of $42, $19, $104 and $41, respectively) (415) (450) (1,288) (1,330) Income before income taxes 1,358 1,237 3,645 3,238 Income tax benefit (expense) 26 (297) (518) (754) Net income 1,384 940 3,127 2,484 Less: Net income attributable to noncontrolling interests 34 1 37 68 Net income attributable to ONEOK $ 1,350 $ 939 $ 3,090 $ 2,416 Basic earnings per common share $ 2.14 $ 1.49 $ 4.90 $ 3.88 Diluted earnings per common share $ 2.13 $ 1.49 $ 4.89 $ 3.87 Average shares (millions) Basic 631.1 630.6 630.9 623.1 Diluted 632.6 631.5 632.1 624.1

ONEOK Announces Higher Third-Quarter 2026 Earnings and Increases 2026 Financial Guidance Oct. 27, 2026 Page 11 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS Sept. 30, Dec. 31, (Unaudited) 2026 2025 Assets (Millions of dollars) Current assets Cash and cash equivalents $ 186 $ 78 Accounts receivable, net 4,175 3,010 Inventories 1,338 948 Other current assets 554 452 Total current assets 6,253 4,488 Property, plant and equipment Property, plant and equipment 58,041 55,489 Accumulated depreciation and amortization 8,666 7,628 Net property, plant and equipment 49,375 47,861 Other assets Investments in unconsolidated affiliates 3,382 2,889 Goodwill 8,058 8,058 Intangible assets, net 2,801 2,901 Cash held for acquisition 4,000 — Other assets 423 444 Total other assets 18,664 14,292 Total assets $ 74,292 $ 66,641

ONEOK Announces Higher Third-Quarter 2026 Earnings and Increases 2026 Financial Guidance Oct. 27, 2026 Page 12 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) Sept. 30, Dec. 31, (Unaudited) 2026 2025 Liabilities, redeemable noncontrolling interests and equity (Millions of dollars) Current liabilities Current maturities of long-term debt $ 1,500 $ 1,241 Short-term borrowings 85 820 Accounts payable 4,219 2,838 Commodity imbalances 374 217 Accrued interest 437 499 Other current liabilities 806 750 Total current liabilities 7,421 6,365 Long-term debt, excluding current maturities 26,935 30,755 Deferred credits and other liabilities Deferred income taxes 6,806 6,349 Other deferred credits 620 603 Total deferred credits and other liabilities 7,426 6,952 Commitments and contingencies Redeemable noncontrolling interests in consolidated subsidiaries 50 — Equity Common stock, $0.01 par value: authorized 1,200,000,000 shares; issued 655,909,018 shares and outstanding 630,447,920 shares at September 30, 2026; issued 655,909,018 shares and outstanding 629,707,691 shares at December 31, 2025 7 7 Paid-in capital 20,889 20,961 Accumulated other comprehensive loss (204) (27) Retained earnings 3,429 2,373 Treasury stock, at cost: 25,461,098 shares at September 30, 2026, and 26,201,327 shares at December 31, 2025 (805) (829) Total ONEOK shareholders’ equity 23,316 22,485 Noncontrolling interests in consolidated subsidiaries 9,144 84 Total equity 32,460 22,569 Total liabilities, redeemable noncontrolling interests and equity $ 74,292 $ 66,641

ONEOK Announces Higher Third-Quarter 2026 Earnings and Increases 2026 Financial Guidance Oct. 27, 2026 Page 13 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Nine Months Ended Sept. 30, (Unaudited) 2026 2025 (Millions of dollars) Operating activities Net income $ 3,127 $ 2,484 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 1,160 1,126 Equity in net earnings from investments (295) (281) Impairment of equity investments 60 — Distributions received from unconsolidated affiliates 331 293 Deferred income taxes 512 731 Other, net 39 47 Changes in assets and liabilities: Accounts receivable (1,160) (253) Inventories, net of commodity imbalances (267) (170) Accounts payable 1,201 357 Risk-management assets and liabilities (271) 10 Other assets and liabilities, net (71) (291) Cash provided by operating activities 4,366 4,053 Investing activities Capital expenditures (less allowance for equity funds used during construction) (2,414) (2,182) Purchases of and contributions to unconsolidated affiliates (548) (499) Other, net 45 39 Cash used in investing activities (2,917) (2,642) Financing activities Dividends paid (2,022) (1,935) Short-term borrowings, net (735) — Issuance of long-term debt, net of discounts, and term loan borrowings 1,200 2,989 Delaware Basin JV acquisition (10) (550) Extinguishment of long-term debt and term loan repayments (4,691) (1,285) Contributions received from the ONEOK Holdings transaction 9,000 — Other, net (83) (164) Cash provided by (used in) financing activities 2,659 (945) Change in cash and cash equivalents 4,108 466 Cash and cash equivalents at beginning of period 78 733 Cash and cash equivalents at end of period (a) $ 4,186 $ 1,199 (a) Includes cash held for acquisition, which is included within other assets on the consolidated balance sheets as of Sept. 30, 2026.

ONEOK Announces Higher Third-Quarter 2026 Earnings and Increases 2026 Financial Guidance

Oct. 27, 2026

Page 14

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,	
(Unaudited)	2026	2025	2026	2025
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	**$ 222**	$ 195	**$ 634**	$ 593
Depreciation and amortization	**$ 119**	$ 116	**$ 342**	$ 341
Adjusted EBITDA from unconsolidated affiliates	**$ 26**	$ 26	**$ 79**	$ 76
Adjusted EBITDA	**$ 718**	$ 748	**$ 2,083**	$ 2,056
Raw feed throughput (*MBbl/d*) (a)	**1,661**	1,574	**1,595**	1,466
Average Conway-to-Mont Belvieu Oil Price Information Service price differential - ethane in ethane/propane mix (*$/gallon*)	**$ 0.05**	$ 0.01	**$ 0.03**	$ 0.01
Capital expenditures	**$ 262**	$ 218	**$ 774**	$ 524

(a) Represents physical raw feed volumes for which ONEOK provides transportation and/or fractionation services.

	Three Months Ended Sept. 30, 2026	2025	Nine Months Ended Sept. 30, 2026	2025
Refined Products and Crude				
Operating costs, excluding noncash compensation adjustments	**$ 243**	$ 225	**$ 721**	$ 652
Depreciation and amortization	**$ 112**	$ 108	**$ 333**	$ 330
Adjusted EBITDA from unconsolidated affiliates	**$ 49**	$ 40	**$ 108**	$ 122
Adjusted EBITDA	**$ 685**	$ 582	**$ 1,804**	$ 1,610
Refined products volume shipped (*MBbl/d*) (a)	**1,615**	1,526	**1,604**	1,477
Crude oil volume shipped (*MBbl/d*) (a)	**1,693**	1,813	**1,691**	1,814
Capital expenditures	**$ 200**	$ 214	**$ 571**	$ 539

(a) Includes volumes for consolidated entities only.

	Three Months Ended Sept. 30, 2026	2025	Nine Months Ended Sept. 30, 2026	2025
Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	**$ 256**	$ 237	**$ 743**	$ 716
Depreciation and amortization	**$ 137**	$ 126	**$ 398**	$ 374
Adjusted EBITDA from unconsolidated affiliates	**$ 1**	$ 1	**$ 3**	$ 4
Adjusted EBITDA	**$ 563**	$ 566	**$ 1,576**	$ 1,597
Natural gas processed (*MMcf/d*) (a)	**5,866**	5,852	**5,679**	5,560
Capital expenditures	**$ 398**	$ 302	**$ 900**	$ 884

(a) Includes volumes for consolidated entities and volumes ONEOK processed at company-owned and third-party facilities.

	Three Months Ended Sept. 30, 2026	2025	Nine Months Ended Sept. 30, 2026	2025
Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	**$ 68**	$ 58	**$ 187**	$ 162
Depreciation and amortization	**$ 25**	$ 25	**$ 78**	$ 73
Adjusted EBITDA from unconsolidated affiliates	**$ 67**	$ 63	**$ 217**	$ 179
Adjusted EBITDA	**$ 231**	$ 200	**$ 867**	$ 600
Natural gas transportation capacity contracted (*MDth/d*) (a)	**7,780**	7,246	**7,784**	7,251
Transportation capacity contracted (a)	**92 %**	90 %	**92 %**	90 %
Capital expenditures	**$ 59**	$ 55	**$ 120**	$ 169

(a) Includes capacity contracted for consolidated entities only.

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ONEOK Announces Higher Third-Quarter 2026 Earnings and Increases 2026 Financial Guidance Oct. 27, 2026 Page 15 -more- ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Three Months Ended Nine Months Ended Sept. 30, Sept. 30, (Unaudited) 2026 2025 2026 2025 (Millions of dollars) Reconciliation of net income to adjusted EBITDA Net income $ 1,384 $ 940 $ 3,127 $ 2,484 Interest expense, net of capitalized interest 415 450 1,288 1,330 Depreciation and amortization 395 378 1,160 1,126 Income tax expense (benefit) (26) 297 518 754 Adjusted EBITDA from unconsolidated affiliates 143 129 407 381 Equity in net earnings from investments (103) (92) (295) (281) Impairment of equity investments — — 60 — Noncash compensation expense and other (a) 30 17 91 81 Adjusted EBITDA $ 2,238 $ 2,119 $ 6,356 $ 5,875 Reconciliation of segment adjusted EBITDA to adjusted EBITDA Segment adjusted EBITDA: Natural Gas Gathering and Processing $ 563 $ 566 $ 1,576 $ 1,597 Natural Gas Liquids 718 748 2,083 2,056 Natural Gas Pipelines 231 200 867 600 Refined Products and Crude 685 582 1,804 1,610 Other (a) (b) 41 23 26 12 Adjusted EBITDA $ 2,238 $ 2,119 $ 6,356 $ 5,875 (a) The nine months ended Sept. 30, 2025, included transaction costs related primarily to the EnLink acquisition of $59 million included within other and $15 million included within noncash compensation expense and other. (b) The three and nine months ended Sept. 30, 2026, included a $53 million net benefit from the minority equity and Brazos Midland transactions, related primarily to corporate net gains on extinguishment of debt, offset by costs. The three and nine months ended Sept. 30, 2025, included corporate net gains on extinguishment of debt of $22 million and $58 million, respectively, in connection with open market repurchases.

ONEOK Announces Higher Third-Quarter 2026 Earnings and Increases 2026 Financial Guidance Oct. 27, 2026 Page 16 -more- ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Updated 2026 Guidance Range(a) (Unaudited) (Millions of dollars) Reconciliation of net income to adjusted EBITDA Net income $ 4,090 - $ 4,270 Interest expense, net of capitalized interest 1,675 - 1,645 Depreciation and amortization 1,605 - 1,555 Income taxes 760 - 810 Adjusted EBITDA from unconsolidated affiliates 535 - 515 Equity in net earnings from investments (370) - (390) Impairment of equity investments 60 - 60 Noncash compensation expense and other 145 - 135 Adjusted EBITDA $ 8,500 - $ 8,600 (a) Provided Oct. 27, 2026.